EIGHTH AMENDMENT TO THE

HORIZON FUNDS FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the last date on the signature block to the Fund Administration Servicing Agreement, dated as of February 8, 2016, as amended (the “Agreement”), is entered into by and between HORIZON FUNDS, a Delaware trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust desires to amend Exhibit A to include Horizon U.S. Defensive Small/Mid Cap Fund and Horizon Tactical Fixed Income Fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Notwithstanding the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

HORIZON FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Matt Chambers	By:	/s/ Jason Hadler

Name:	Matt Chambers	Name:	Jason Hadler

Title:	V.P.	Title:	Senior Vice President

Date:	12.20.22	Date:	12/20/2022

Exhibit A to the Fund Administration Servicing Agreement – Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Horizon Active Asset Allocation Fund

Horizon Active Risk Assist® Fund

Horizon Active Income Fund

Horizon Defined Risk Fund

Horizon Active Dividend Fund

Horizon US Defensive Equity Fund

Horizon ESG Defensive Core Fund

Horizon U.S. Defensive Small/Mid Cap Fund

Horizon Tactical Fixed Income Fund

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